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                                                                   EXHIBIT 99.1

[SAIC(R) LOGO]                                     [BULL, INC. SECURITIES LOGO]


DATE:     JULY 28, 2002

FROM:     SAIC STOCK POLICY COMMITTEE AND BULL, INC. BOARD OF DIRECTORS

TO:       SAIC STOCKHOLDERS AND EMPLOYEES OF SAIC AND AFFILIATES

SUBJECT:  NEW STOCK PRICE TO BE ESTABLISHED AND JULY 2002 TRADE RESCHEDULED




   NEW STOCK PRICE:        TO BE ESTABLISHED BY STOCK POLICY COMMITTEE AT ITS
                           MEETING ON JULY 29TH  AT 5:00 P.M. (PACIFIC TIME)

   RESCHEDULED TRADE DATE: AUGUST 16TH

NEW STOCK PRICE TO BE ESTABLISHED - On July 12th, the SAIC Board of Directors established the stock price of the Class A common stock at $33.03 per share. Since that date, the trading prices of public companies, and SAIC's comparable companies in particular, have significantly declined. The Board of Directors authorized the Stock Policy Committee of the SAIC Board of Directors to review the Class A common stock price shortly before each trade date to determine whether the price established by the Board of Directors continues to represent a fair market value and, if necessary, to modify the price. As a result of its review and analysis, including consideration of an updated appraisal from SAIC's independent appraiser, the Stock Policy Committee determined that a price reassessment is appropriate. The Stock Policy Committee will be meeting at 5:00 p.m. (Pacific time) on Monday, July 29th to establish a new stock price. It is important to note that this price reassessment is necessitated by the extreme declines in the market values of our comparable companies and is unrelated to SAIC's business operations, financial statements, financial performance or investment portfolio. This would be the first time in the Company's history that a modification to the stock price established quarterly by the Board of Directors has become necessary between board meetings. More information about SAIC's stock pricing process may be found in SAIC's Annual Report on Form 10-K for the fiscal year ended January 31, 2002.

JULY 2002 TRADE RESCHEDULED - In order to allow all investors sufficient time to evaluate a stock price change, the trade originally scheduled for July 26th has been rescheduled for Friday, August 16th. All requests to buy or sell stock (including all required forms, payment and stock certificates) must be received by 5:00 p.m. (Pacific time) on Friday, August 16th (the "August 16th trade deadline").


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IMPACT ON EXISTING TRADE PURCHASE AND SALE REQUESTS AND STOCK OFFER LETTERS

      a. PURCHASE OF STOCK - If you have already submitted a request to purchase shares in the trade originally scheduled for July 26th, you should complete and submit the Participant Authorization Form to confirm, modify or cancel your purchase. Trade participants who do not submit a Participant Authorization Form to confirm or modify their request prior to the August 16th trade deadline will be removed from the trade and their prior purchase request will not be processed. Participant Authorization Forms will be distributed after a new stock price has been established. With respect to purchases to be made pursuant to stock offer letters, although the offer letters refer to the July 26th trade date and the $33.03 price, they will be deemed to be modified to reflect the August 16th trade date and the stock price to be established by the Stock Policy Committee at its Monday, July 29th meeting. If your purchase is pursuant to a formal offer letter, you may purchase the same number of shares but at the stock price established by the Stock Policy Committee; purchase a lesser number of shares at such price; or cancel your purchase request in its entirety. All other term and conditions of the offer letter will remain unchanged and you will not receive a new stock offer letter reflecting the new price and trade date. Please see the Participant Authorization Form for details regarding refunds and submission of additional funds, if necessary.

      b. SALE OF STOCK - If you have already submitted a sale request to sell stock in the trade originally scheduled for July 26th, you should complete and submit the Participant Authorization Form to confirm, modify or cancel your sale. Trade participants who do not submit a Participant Authorization Form to confirm or modify their sale request prior to the August 16th trade deadline will be removed from the trade and their prior sale request will not be processed.

NEW PARTICIPATION IN THE AUGUST 16TH TRADE - If you did not previously submit a trade request in connection with the trade originally scheduled for July 26th, you still may participate as a buyer or seller in the rescheduled trade by completing the applicable standard trade forms and submitting them to Bull, Inc. before the August 16th trade deadline. The forms required to submit a trade purchase or sale request can be found on ISSAIC at http://issaic.saic.com/eon/forms.html or obtained from Bull, Inc. If you are requesting to sell stock in the trade, appropriate forms and physical stock certificates (if you do not have a book-entry account) must be received by Bull, Inc. by the August 16th trade deadline. It is important to note that the date of record for the August 16th trade is August 2nd. This means that you must own the shares by August 2nd in order for them to be eligible for sale in the August 16th trade. If you are requesting to purchase stock in the trade, all appropriate forms and funds must be received by Bull, Inc. by the August 16th trade deadline.

EXTRAORDINARY FINANCIAL HARDSHIPS - If the rescheduled trade imposes an extraordinary financial hardship on you, SAIC may, in its discretion, repurchase all or part of the shares you offered for sale, directly from you, outside of the trade and prior to the August 16th trade date. The purchase price will be price established by the Stock Policy Committee, reduced by the one percent commission that you would have incurred if the transaction were processed in the trade. In order for your hardship to qualify, you will be required to establish that the proceeds from the sale of stock in the trade originally scheduled for July 26th would have been used to satisfy a pre-existing and extraordinary financial commitment (like the purchase of a home) that was required to be paid prior to the August 16th trade date. If you believe your circumstances qualify as an extraordinary financial hardship, please contact Bull, Inc. to receive the necessary forms to be considered for this treatment.


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IMPACT ON RETIREMENT PLAN TRANSACTIONS - If you have a pending distribution from the SAIC Stock Funds in the retirement plans which was scheduled to be processed on July 26th (i.e., your request was made on or before June 20, 2002), your transaction will be rescheduled to occur on August 16th. Pending requests or new requests received by 4:00 p.m. (Eastern time) on August 9th to exchange funds from the SAIC Stock Funds into other investment choices available in the retirement plans will be rescheduled to occur on August 16th. Any exchange request may be modified or cancelled by contacting Vanguard by 4:00 p.m.
(Eastern time) on August 9th. You should ask to speak directly with a Participant Services Associate because changes to a previously requested exchange transaction cannot be processed on-line or via the Vanguard Voice Network. For additional details, contact Vanguard at (800) 523-1188. If you are registered for on-line access to your Vanguard accounts, information is available under "Special News from Your Employer."

ADDITIONAL INFORMATION AND CONTACTS - After the Stock Policy Committee has established a new stock price, you will receive an updated version of this communication containing the new stock price and the Participant Authorization Form by which you should confirm, modify or cancel any existing trade request. In addition, you will receive a Frequently Asked Questions document that will contain additional information relating to the stock price change and rescheduling of the trade. If you have any questions regarding stock transactions, please contact Bull, Inc. at (800) 785-7764. If you have any questions regarding retirement plan transactions, please contact Vanguard at
(800) 523-1188.